Woodward Reports Third Fiscal Quarter and Nine Months Results

ROCKFORD, IL -- 07/26/2004 -- Woodward Governor Company (NASDAQ: WGOV) today reported financial results for its third fiscal quarter and nine months ended June 30, 2004.

Net sales for the quarter were $180,496,000, up 27 percent from $141,637,000 for the third quarter last year. The increase primarily reflected higher volume and the effect of business acquisitions. Net earnings were $8,213,000, or $0.71 per share (all per share amounts are diluted), compared with a loss of $165,000, or $0.01 per share a year ago.

"Our financial performance in the third quarter benefited from improved markets and market share gains, while we continued to strengthen relationships with existing and prospective customers and make good progress in product development initiatives," said Chairman and Chief Executive Officer John A. Halbrook. "Our customers are still optimistic about the next six months -- some of them more so than last quarter -- but only a few are sufficiently confident in their outlook to express views about 2005."

Industrial Controls' net sales for the third quarter were $113,130,000, compared with $83,122,000 a year ago, an increase of $30,008,000. Businesses acquired in the past year accounted for $12,124,000 of the increase and currency exchange rate fluctuations for about $2,900,000. The remainder of the increase reflected greater demand in industrial markets. Segment earnings for the fiscal 2004 third quarter were $2,692,000, compared with a loss of $4,479,000 for the same period last year. The improvement was driven by higher sales and related operating leverage. Also, in last year's third quarter, Industrial Controls incurred expenses totaling $2,832,000 associated with workforce management activity, a write-off of certain advance license fees, and the transfer of an overseas pension to a different plan.

Mr. Halbrook continued, "Normal quarterly variations in sales mix and costs, as well as underperformance at one of our operations, negatively affected Industrial Controls' third quarter results when compared to the preceding two quarters. On average, we fully expect Industrial Controls' operating margins to approximate first and second quarter performance in the near term, with expectations of achieving higher levels in the long term."

Aircraft Engine Systems' net sales for the third quarter were $67,366,000, an increase of 15 percent from $58,515,000 for the third quarter last year. Sales in the year-ago quarter were influenced by the war in Iraq and concerns about SARS, as well as ongoing aircraft production and air travel considerations. Segment earnings for the quarter were $15,162,000, compared with $8,824,000 a year ago, reflecting the effects of higher sales and related operating leverage. Also, last year's third quarter results included expenses related to a facility consolidation and workforce management totaling $2,175,000.

"Strong sales of spares and repair and overhaul services for commercial and military markets, which reflects normal quarterly variations in our sales mix, drove Aircraft Engine Systems' third-quarter performance," said Mr. Halbrook. "In addition, the improved setting and outlook in virtually all Aircraft Engine Systems' end markets carried over into the third quarter, including the strengthening of commercial revenue passenger miles, high utilization of military aircraft, and up ticks in the outlook for commercial and private aircraft production."

For the nine months ended June 30, 2004, consolidated net sales were $512,420,000, an increase of 18 percent from $432,621,000 for the corresponding nine months a year ago. Net earnings were $24,711,000, or $2.14 per share, compared with $10,611,000, or $0.94 per share last year.

Mr. Halbrook concluded, "Our priority in Industrial Controls is to build profitability and efficiencies as markets recover, visibility improves, and customers launch new products. In Aircraft Engine Systems, our focus is to sustain our current performance, meet product development objectives, and secure roles for our products on new programs. As we enter the fourth quarter, our outlook for fiscal year 2004 earnings has not changed from the one expressed last quarter. We still expect second half earnings to approximate the quarterly average for the first half. Of course, actual results are subject to many internal and external variables, including the sustainability and slope of the recoveries in power generation, aviation, and our other global markets."

Woodward will hold an investor conference call at 7:30 a.m. CT on Tuesday, July 27, 2004, to provide an overview of the third quarter's financial performance, business highlights, and outlook for the remainder of the year. You are invited to listen to the live Webcast of our conference call or a recording at our Web site, www.woodward.com.

About Woodward

Woodward is the world's largest independent designer, manufacturer, and service provider of energy control solutions for aircraft engines, industrial engines and turbines, power generation, and process automation equipment. The company's innovative control, fuel delivery, combustion, and automation systems help customers worldwide operate cleaner, more cost effective, and more reliable equipment. Woodward is headquartered in Rockford, Illinois, and serves global markets from locations worldwide. Visit our website at www.woodward.com.

The statements in this release concerning the company's future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2003, and Form 10-Q for the quarterly period ended June 30, 2004, expected to be available by early August.

Woodward Governor Company and Subsidiaries
STATEMENTS OF CONSOLIDATED EARNINGS

                                 Three months ended     Nine months ended
                                       June 30,              June 30,
(In thousands except per           2004       2003       2004       2003
 share amounts)                    ----       ----       ----       ----

Net sales                     $ 180,496  $ 141,637  $ 512,420  $ 432,621
                              ---------  ---------  ---------  ---------
Costs and expenses:
  Cost of goods sold            145,947    121,343    412,494    361,723
  Sales, general, and
   administrative expenses       18,303     16,958     52,308     47,044
  Amortization of intangible
   assets                         1,713      1,043      5,143      3,089
  Interest expense                1,372      1,349      4,067      3,494
  Interest income                  (135)      (135)      (921)      (627)
  Other expense (income) -net        78      1,487       (499)       784
                              ---------  ---------  ---------  ---------
  Total costs and expenses      167,278    142,045    472,592    415,507
                              ---------  ---------  ---------  ---------
Earnings (loss) before income
 taxes                           13,218       (408)    39,828     17,114
Income taxes                      5,005       (243)    15,117      6,503
                              ---------  ---------  ---------  ---------
Net earnings (loss)           $   8,213  $    (165) $  24,711  $  10,611
                              =========  =========  =========  =========

Per share amounts:
Basic                         $    0.73  $   (0.01) $    2.19  $    0.95
Diluted                       $    0.71  $   (0.01) $    2.14  $    0.94
                              =========  =========  =========  =========

Weighted-average number
 of shares outstanding:
Basic                            11,299     11,112     11,279     11,190
Diluted                          11,608     11,112     11,543     11,325
                              =========  =========  =========  =========

Woodward Governor Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
                                      At June 30,     At September 30,
(In thousands)                           2004              2003
                                         ----              ----
Assets
 Current assets:
  Cash and cash equivalents             $ 27,861          $ 24,058
  Accounts receivable                     92,553            87,807
  Inventories                            141,636           126,289
  Income taxes receivable                      -             1,782
  Deferred income taxes                   16,136            14,179
  Other current assets                     3,582             5,157
                                        --------          --------
   Total current assets                  281,768           259,272
 Property, plant, and equipment-net      118,779           124,144
 Goodwill                                131,398           133,620
 Other intangibles-net                    87,381            85,291
 Deferred income taxes                     2,174             6,429
 Other assets                              6,214             7,243
                                        --------          --------
Total assets                            $627,714          $615,999
                                        ========          ========
Liabilities and shareholders' equity
 Current liabilities:
  Short-term borrowings                 $  5,413          $  5,774
  Current portion of long-term debt            -            30,000
  Accounts payable                        36,824            26,703
  Accrued liabilities                     46,822            45,533
  Income taxes payable                     6,380                 -
                                        --------          --------
   Total current liabilities              95,439           108,010
 Long-term debt, less current portion     88,495            89,970
 Other liabilities                        62,569            57,215
                                        --------          --------
 Total liabilities                       246,503           255,195
 Shareholders' equity                    381,211           360,804
                                        --------          --------
Total liabilities and
 shareholders' equity                   $627,714          $615,999
                                        ========          ========

Woodward Governor Company and Subsidiaries
OTHER SELECTED INFORMATION
                                 Three months ended     Nine months ended
                                       June 30,              June 30,
(In thousands)                     2004       2003       2004       2003
                                   ----       ----       ----       ----
External net sales:
 Industrial Controls          $ 113,130  $  83,122  $ 314,781  $ 243,962
 Aircraft Engine Systems         67,366     58,515    197,639    188,659
Segment earnings (losses):
 Industrial Controls              2,692     (4,479)    12,657     (4,657)
 Aircraft Engine Systems         15,162      8,824     40,262     33,822
Capital Expenditures              4,654      5,268     14,015     12,149
Depreciation Expense              6,196      7,291     19,780     20,897
                              =========  =========  =========  =========

CONTACT:
Stephen P. Carter
Executive Vice President
Chief Financial Officer and Treasurer
815-639-6800